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                                                                    Exhibit 10.5

                               APACHE CORPORATION
                             DEFERRED DELIVERY PLAN
  (as amended and restated September 15, 2005; effective as of January 1, 2005)

Apache Corporation ("Apache"), a Delaware corporation (hereinafter referred to, together with its Affiliated Entities, as the "Company" except where the context otherwise requires), established the Apache Corporation Deferred Delivery Plan, effective as of February 10, 2000. The Plan provides Participants with an opportunity to defer income and permits the grant of Stock Bonus Awards to Participants selected by the Committee, in consideration of the valuable past services provided by Participants to the Company.

The Plan is intended to provide Participants with added incentives and to induce them to remain in the employ of the Company. The Company intends that the Plan shall not be treated as a "funded" plan for purposes of either the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                    ARTICLE I
                                   DEFINITIONS

1.01 Definitions

     Defined terms used in this Plan shall have the meanings set forth below:

     (a) "Account" means the memorandum account maintained for each Participant to which shall be credited all Deferred Amounts (including any Stock Bonus Award), all Company Match made on behalf of a Participant, all Deferred Restricted Units, and all adjustments thereto.

     (b) "Affiliated Entity" means any corporation or other legal entity (including but not limited to a partnership) which is affiliated with Apache through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) or any successor sections of the Code.

     (c)  "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the Stock Option Plan Committee of Apache's Board of Directors. The Committee shall be constituted at all times so as to permit the Plan to be administered by "non-employee directors" (as


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          defined in Rule 16b-3 of the Securities Exchange Act of 1934, as
          amended).

     (e) "Company Match" means the allocations to a Participant's Account made pursuant to Section 3.02.

     (f) "Compensation" shall mean the one-time 1999 discretionary award and income from (a) any Stock Bonus Award, (b) exercises of non-qualified employee stock options granted to the Participants pursuant to Apache's 1990 Stock Incentive Plan, 1995 Stock Option Plan, 1998 Stock Option Plan, 2000 Stock Option Plan or any future plan under which employee stock options may be granted (but only for stock options that vested before January 1, 2005 and for which a deferral election was made before January 1, 2005), and (c) any Other Approved Plan. The Committee and/or the Board of Directors may from time to time designate other forms of remuneration that are available for deferral into the Plan.

     (g) "Deferred Amounts" means the amounts of a Participant's Compensation, which are deferred and credited to the Participant's Account pursuant to Section 3.01.

     (h) "Deferred Restricted Units" means those units deferred into the Plan from the Restricted Stock Plan and any related units from dividend amounts. Each Deferred Restricted Stock Unit is deemed to be equivalent to one share of Stock.

     (i) "Election Agreement" means an application for participation in the Plan, execution of which by an eligible employee is required under
          Article II for the Participant to elect or acknowledge Deferred
          Amounts.

     (j) "Fair Market Value" means the per share closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

     (k) "Other Approved Plan" means the 2000 Share Appreciation Plan (but only until December 31, 2004) and any other compensation or benefit plan which may from time to time be designated by the Committee and/or the Board of Directors.

     (l) "Participant" means any eligible employee selected to participate in the Plan pursuant to Section 2.01.


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     (m)  "Plan" means the Apache Corporation Deferred Delivery Plan (including
          Annex A), as it has been amended from time to time, or any successor plan.

     (n) "Plan Year" means the period during which the Plan records are kept. The Plan Year shall be the calendar year.

     (o) "Restricted Stock Plan" means the Apache Corporation Executive Restricted Stock Plan as it may be amended from time to time, or any successor plan.

     (p) "Separate from Service" or "Separation from Service" has the meaning specified in section 409A(a)(2)(A)(i) of the Code.

     (q) "Spouse" means the individual of the opposite sex to whom a Participant is lawfully married according to the laws of the state of the Participant's domicile.

     (r)  "Stock" means the $0.625 par value common stock of Apache.

     (s) "Stock Bonus Award" means any grant of Stock Units made pursuant to Annex A.

     (t) "Stock Units" means investment units and any related units from dividend amounts. Each Stock Unit is deemed to be equivalent to one share of Stock.

     (u) "Trust" means the trust or trusts, if any, created by the Company to provide funding for the distribution of benefits in accordance with the provisions of the Plan. The assets of any such Trust shall remain subject to the claims of the Company's general creditors in the event of the Company's insolvency.

     (v) "Trust Agreement" means the written instrument pursuant to which each separate Trust is created.

     (w) "Trustee" means one or more banks, trust companies or insurance companies designated by the Company to hold the Trust fund and to pay benefits and expenses as authorized by the Committee in accordance with the terms and provisions of the Trust Agreement.

1.02 Headings; Gender and Number

     The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Except when otherwise indicated by the context, the masculine gender shall also include the


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     feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

2.01 Eligibility and Participation

     The Committee shall from time to time in its sole discretion select those employees of the Company who are eligible to participate in the Plan from among a select group of key employees; however, any Participant in the Restricted Stock Plan shall be a Participant in the Plan without further action by the Committee.

2.02 Election

     Participants shall complete the election procedure specified by the Committee. The election procedure may include form(s) for the Participant to (a) designate a beneficiary (pursuant to Article V), (b) elect or acknowledge Deferred Amounts by entering into an Election Agreement with the Company (pursuant to Section 3.01), (c) select a payment option for the eventual distribution of his Account (pursuant to Article V), and (d) provide such other information as the Committee may reasonably require.

2.03 Failure of Eligibility

     The Committee shall have the authority to determine that a Participant is no longer eligible to participate in the Plan. No Company Match or Stock Bonus Award shall be made, no Deferred Amounts withheld from a Participant's Compensation, no Deferred Restricted Units deferred into the Plan from the Restricted Stock Plan, and no dividend amounts credited to a Participant's Account after he ceases to be eligible to participate in the Plan. The determination of the Committee with respect to the termination of participation in the Plan shall be final and binding on all parties affected thereby. Any benefits vested hereunder at the time the Participant becomes ineligible to continue participation shall be distributed in accordance with the provisions of Article V.

                                   ARTICLE III
                             CONTRIBUTION DEFERRALS

3.01 Participant Deferrals

     (a) General. A Participant may elect to defer a portion of his Compensation and/or acknowledge the deferral of income from the grant of a Stock Bonus Award by filing the appropriate Election Agreement with the Committee's designee. Deferred Amounts related to the one-time 1999


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          discretionary award, and to such other remuneration as may be designated from time to time, shall be deducted through payroll withholding from the Participant's cash Compensation payable by the Company, and shall be credited to the Participant's Account on or about the date the amounts are deducted. Deferred Amounts from the deferral of income from the exercise of non-qualified stock option grants, from the grant of a Stock Bonus Award or from any Other Approved Plan shall be credited to the Participant's Account on or about the date of the stock option exercise, the grant date of the Stock Bonus Award or the date the income would have been otherwise paid or distributed from such Other Approved Plan, respectively.

     (b) Initial Enrollment. When an employee first is selected to participate in the Plan, pursuant to Section 2.01, the Committee's designee shall provide him with an election form, which, when properly completed and timely returned to the Committee's designee shall constitute an Election Agreement. To be effective, the Election Agreement must be completed and returned to the Committee's designee by the deadline established by the Committee. The employee may elect to defer (i) up to 100 percent of the one-time 1999 discretionary award, and (ii) such percentage up to 100 percent of income from stock options exercised in the Plan Year indicated or from any Other Approved Plan, divisible into such increments as may be designated by the Committee; however, 100 percent of income from the grant of any Stock Bonus Award shall be deferred. The Election Agreement shall be effective immediately upon receipt by the Committee's designee; however, (i) Election Agreements related to the deferral of income from stock option exercises must be completed and returned not less than six months in advance of the Participant's intended exercise date on which income is to be deferred, and (ii) Election Agreements related to the deferral of income from any Other Approved Plan must be completed and returned pursuant to the provisions of both this Plan and the Other Approved Plan. Each Election Agreement shall be irrevocable for the deferral of the one-time 1999 discretionary award, or the deferral of income (i) from stock options exercised in the Plan Year indicated, (ii) from the grant of any Stock Bonus Award, or (iii) from any Other Approved Plan.

     (c) Continuing Election. A Participant shall enter into a separate Election Agreement for (i) the deferral of income from stock options exercises in the Plan Year indicated, (ii) the deferral of income from the grant of any Stock Bonus Award (iii) the deferral of income from any Other Approved Plan, or (iv) any other deferral opportunity offered by the Committee. To be effective, the Election Agreement must be completed and returned to the Committee's designee by the deadline established by the Committee; however, (i) Election Agreements related to the deferral of income from stock option exercises must be completed and returned not less than six


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          months in advance of the Participant's intended exercise date on which income is to be deferred, and (ii) Election Agreements related to the deferral of income from any Other Approved Plan must be completed and returned pursuant to the provisions of such Other Approved Plan. Each Election Agreement shall be irrevocable.

     (d) Participant Becomes Ineligible. A Participant's Election Agreement(s) shall be canceled immediately if and when the Participant becomes ineligible to participate in the Plan.

     (e) Deferrals from Stock Options Cease. A Participant may elect to defer income from the receipt of any stock option only if the stock option vested before January 1, 2005, the deferral election was made before January 1, 2005, and the deferral occurs on or before December 31, 2005.

     (f) Compliance with Code Section 409A. The following rules regarding the timing of an Election Agreement apply in addition to the requirements specified above in this Section. An Election Agreement must be completed and returned in the calendar year before the services giving rise to the Compensation are performed, unless one of the following two exceptions applies. Within 30 days of becoming eligible to participate in the Plan, the new Participant may complete and return an Election Agreement with respect to Compensation paid for services performed after the election. If the Election Agreement relates to "performance-based compensation based on services performed over a period of at least 12 months" (within the meaning of section 409A(a)(4)(B)(iii) of the Code), the Election Agreement must be completed and returned at least six months before the end of the service period.

3.02 Company Match

     The Company shall credit to a Participant's Account matching contributions equal to the Participant's Deferred Amount related to the 1999 one-time discretionary award. The Committee may from time to time in its sole discretion designate such other forms of remuneration that are available for deferral into the Plan, as well as such other matching contributions as the Committee deems appropriate. The Company Match shall be invested as specified in Article IV.

3.03 Deferral of Deferred Restricted Units

     Pursuant to the terms of the Restricted Stock Plan, Deferred Restricted Units (a) may be deferred into the Plan if so elected by the Participant and (b) shall be credited to the Participant's Account as set forth in Subsection 4.01(b) hereof.


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                                   ARTICLE IV
                 INVESTMENT OF DEFERRALS AND ACCOUNTING; VOTING

4.01 Investments

     (a) Except as provided in Subsection 4.01(b), all amounts credited to a Participant's Account shall be invested in Stock Units, with the number of Stock Units determined using the Fair Market Value of the Stock for the date as of which the amount is credited to the Participant's Account. Amounts equal to any cash dividends declared on the Stock shall be credited to the Participant's Account as of the payment date for such dividend in proportion to the number of Stock Units in the Participant's Account as of the record date for such dividend. Such dividend amounts shall be invested in Stock Units, with the number of Stock Units determined using the Fair Market Value of the Stock on the dividend payment date, and such Stock Units shall vest pursuant to Section 5.01.

     (b) All Deferred Restricted Units deferred into the Plan shall be credited to the Participant's Account as of the date of vesting under the Restricted Stock Plan. Amounts equal to any cash dividends declared on the Stock shall be credited to the Participant's Account for such dividend in proportion to the number of Deferred Restricted Units in the Participant's Account as of the record date for such dividend. Such dividend amounts shall be invested in Deferred Restricted Units with the number of Deferred Restricted Units determined using the Fair Market Value of the Stock on the dividend payment date, and such Deferred Restricted Units shall be fully vested.

     (c) Nothing contained in this Section shall be construed to give any Participant any power or control to make investment decisions or otherwise influence in any manner the investment and reinvestment of assets contained within any investment alternative, such control being at all times retained in the full discretion of the Committee. Nothing contained in this Section shall be construed to require the Company or the Committee to fund any Participant's Account.

4.02 Voting

     Participants shall have no right to vote any Stock Units or Deferred Restricted Units prior to the date on which such Stock Units or Deferred Restricted Units are subject to distribution and shares of Stock are issued therefor.


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                                    ARTICLE V
                                  DISTRIBUTIONS

5.01 Vesting

     (a) The portion of a Participant's Account attributable to Deferred Amounts from the one-time 1999 discretionary award, related to the deferral of income from stock option exercises and/or related to Deferred Restricted Units shall be fully vested; however, the portion of a Participant's Account (i) attributable to Deferred Amounts related to the grant of any Stock Bonus Award or to such other remuneration as may be designated from time to time and/or (ii) related to the deferral of income from any Other Approved Plan, shall vest on such terms as may be determined by the Committee.

     (b) A Participant shall vest in the portion of his Account that is attributable to the Company Match for the 1999 one-time discretionary award as follows: 50 percent on the date six months following the date of deferral and the remaining 50 percent on the date twelve months following the date of deferral.

     (c) If a Participant retires or becomes disabled (as defined by the Company's Long Term Disability Plan) while still employed by the Company, no further vesting shall occur subsequent to the date of retirement or disability and all unvested portions of the Participant's Account shall be forfeited immediately.

     (d) If a Participant dies while still employed by the Company, any unvested portion of the Participant's Account shall be immediately vested.

     (e) If a Participant's employment is terminated other than for cause (as defined below), no further vesting of unvested portions of the Participant's Account shall occur and all unvested portions thereof shall be forfeited immediately.

     (f) If the employment of the Participant is terminated for cause as determined by the Company, the Participant's entire Account balance (including any Deferred Amounts and/or Deferred Restricted Units) shall be forfeited immediately. As used in this subsection, "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures. The effect of this subsection shall be limited to determining the consequences of a termination and nothing in this subsection shall restrict or otherwise interfere with Company's discretion with respect to termination of any employee.


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     (g)  Stock Units attributable to dividend amounts credited to a
          Participant's Account pursuant to Section 4.01 shall vest as the corresponding Stock Units vest. As used in this subsection, "corresponding Stock Units" shall mean those Stock Units on which the dividend amounts are calculated.

     (h) If a change of control (within the meaning of Apache's Income Continuance Plan or any successor plan) of Apache occurs, all unvested Stock Units credited to Participants' Accounts shall become automatically vested, without further action by the Committee or the Board.

5.02 Distribution During Employment

     (a) In-Service Election. On each Election Agreement, the Participant may elect to have the vested Plan benefits accrued under that Election Agreement paid to him in one of the following manners.

          (i) The benefits will be paid in a lump sum five years after the deferral occurs, or as near to that date as is administratively convenient. If the Participant Separates from Service before receiving this lump sum, the benefits shall be paid as specified in Section 5.03. If there is a change of control or the Participant dies before receiving the lump sum, the benefits shall be paid as specified in Section 5.04 or 5.05.

          (ii) The benefits will be paid in five annual installments, with the first installment paid five years after the deferral occurs (or as near to that date as is administratively convenient) and subsequent installments paid on the anniversary of the first installment or as near to that date as is administratively convenient. The amount of each installment shall be equal to the number of remaining vested Stock Units and Deferred Restricted Units associated the Election Agreement, divided by the number of remaining installments, rounded down to the nearest whole share, except that the last installment shall be equal to the number of remaining vested Stock Units and Deferred Restricted Units. If the Participant Separates from Service before receiving all installments, the remaining vested benefits shall be paid as specified in Section 5.03. If there is a change of control or the Participant dies before receiving all installments, the remaining vested benefits shall be paid as specified in Section 5.04 or 5.05.

          (iii) The benefits will be paid after the Participant Separates from Service, as described in Section 5.03.

     (b) Form of Distribution. A lump sum shall be paid in whole shares of Stock, with any fractional shares paid in cash. Each installment shall be paid in


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          whole shares of Stock, and the last installment shall be paid in whole shares of Stock with any fractional shares paid in cash.

     (c) Existing Elections. Any election in place before September 15, 2005 shall be followed only with respect to the date(s) of any in-service distribution. Any election for payment to occur upon termination of employment shall be interpreted as an election for payment to occur after Separation from Service, and section 5.03 shall apply to such election.

5.03 Distributions After Employment

     This Section applies once a Participant Separates from Service.

     (a) Installments or Lump Sum. When a Participant Separates from Service, all of his vested undistributed benefits shall be aggregated into a single Account which shall be distributed in a lump sum unless the Participant elects to receive five annual installments. The Participant's lump-sum-or-installment election shall be made by the later of December 31, 2005 or 30 days after the employee becomes a Participant.

     (b) Small Accounts. A Participant who elected installments shall nevertheless be paid a lump sum if, as of the date the Participant Separates from Service, the value of his entire vested Account is $100,000 or less.

     (c) Time of Payment(s). A lump sum or the first installment shall be made as soon as administratively convenient after six months after the Participant's Separation from Service, unless Section 5.04 or 5.05 provides for a different payment date. Subsequent installments shall be paid on the anniversary of the first installment, or as near to that date as is administratively convenient, unless Section 5.04 or
          5.05 provides for a different payment date. Payments under this section during 2005 may be delayed until after September 15, 2005.

     (d) Form of Distribution. A lump sum shall be paid in whole shares of Stock, with any fractional shares paid in cash. Each installment shall be paid in whole shares of Stock, and the last installment shall be paid in whole shares of Stock with any fractional shares paid in cash.

     (e) Reemployment. If a Participant is reemployed by the Company before his entire vested Account balance is paid, the benefits he accrued during his first episode of employment shall be paid as scheduled, and shall be unaffected by his reemployment. Any benefits accrued during his second episode of employment shall be paid according to the elections he makes after being reemployed.


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5.04 Distributions After Participant's Death

     This section applies once a Participant dies.

     (a) Immediate Payment. When a Participant dies, his remaining vested Account balance shall be paid to his Beneficiary in one lump sum as soon as administratively convenient after his death, after giving the Beneficiary an opportunity to disclaim and after the Committee's designee has been furnished with proof of death and such other information as it may reasonably require. Such distribution shall be paid in whole shares of Stock, with any fractional shares paid in cash.

     (b) Designating Beneficiaries. Each Participant shall designate one or more persons, trusts or other entities as his beneficiary (the "Beneficiary") by furnishing the Committee with a Beneficiary designation form. In the absence of an effective Beneficiary designation as to part or all of a Participant's interest in the Plan, such amount shall be distributed to the Participant's surviving Spouse, if any, otherwise to the Participant's estate. Unless the Participant's Beneficiary designation form specifies otherwise, if a Beneficiary dies after the Participant but before being paid by the Plan, the Plan shall pay the Beneficiary's estate.

     (c) Changing Beneficiaries. A Beneficiary designation may be changed by the Participant at any time and without the consent of any previously designated Beneficiary. However, if the Participant is married, his Spouse shall be his Beneficiary unless such Spouse has consented to the designation of a different Beneficiary. To be effective, the Spouse's consent must be in writing, witnessed by a notary public, and filed with the Committee's designee. If a Participant has designated his Spouse as a Beneficiary or as a contingent Beneficiary, and the Participant and that Spouse subsequently divorce, then the former Spouse will be treated as having pre-deceased the Participant for purposes of interpreting a beneficiary designation form completed prior to the divorce; this sentence shall apply only if the Committee's designee is informed of the divorce before payment to the former Spouse is authorized.

     (d) Disclaimers. Any individual or legal entity who is a Beneficiary may disclaim all or any portion of his interest in the Plan, provided that the disclaimer satisfies the requirements of applicable state law and section 2518(b) of the Code. The legal guardian of a minor or legally incompetent person may disclaim for such person. The personal representative (or the individual or legal entity acting in the capacity of the personal representative according to applicable state law) may disclaim on behalf of a Beneficiary who has died. The amount disclaimed shall be distributed as if the disclaimant had predeceased the Participant.


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5.05 Change of Control

     This section applies if there is a change of control of Apache that is described in section 409A(a)(2)(A)(v) of the Code. Each Account shall be paid to the appropriate Participant (or Beneficiary of a deceased Participant) in a lump sum paid on the date of the change of control or as soon thereafter as is administratively practicable.

5.06 Withholding

     At the time of vesting and distribution, as applicable, the Plan shall withhold from such distribution any taxes or other amounts that are required to be withheld pursuant to any applicable law or such greater amount as requested by the Participant. The Committee may direct the Company to withhold additional amounts from any payment to repay the Participant's debt or obligation to the Company or at the request of the Participant.

                                   ARTICLE VI
                                 ADMINISTRATION

6.01 Committee to Administer and Interpret Plan

     The Plan shall be administered by the Committee. The Committee shall have all discretion and powers necessary for administering the Plan, including, but not by way of limitation, full discretion and power to interpret the Plan, to determine the eligibility, status and rights of all persons under the Plan and, in general, to decide any dispute. The Committee shall direct the Company, the Trustee, or both, as the case may be, concerning distributions in accordance with the provisions of the Plan. The Committee's designee shall maintain all Plan records except records of any Trust. The Committee may delegate any of its administrative duties to a designee.

6.02 Organization of Committee

     The Committee shall adopt such rules as it deems desirable for the conduct of its affairs and for the administration of the Plan. The Committee may appoint a designee and/or agent (who need not be a member of the Committee or an employee of the Company) to assist the Committee in administration of the Plan and to whom it may delegate such powers as the Committee deems appropriate, except that the Committee shall determine any dispute. The Committee may make its determinations with or without meetings. The Committee may authorize one or more of its members, designees or agents to sign instructions, notices and determinations on its behalf. The action of a majority of the Committee's members shall constitute the action of the Committee.


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6.03 Agent for Process

     Apache's General Counsel and Apache's Corporate Secretary shall each be an agent of the Plan for service of all process.

6.04 Determination of Committee Final

     The decisions made by the Committee shall be final and conclusive on all persons.

                                   ARTICLE VII
                                      TRUST

7.01 Trust Agreement

     The Company may, but shall not be required to, adopt a separate Trust Agreement for the holding and administration of the funds contributed to Accounts under the Plan. The Trustee shall maintain and allocate assets to a separate account for each Participant under the Plan. The assets of any such Trust shall remain subject to the claims of the Company's general creditors in the event of the Company's insolvency.

7.02 Expenses of Trust

     The parties expect that any Trust created pursuant to Section 7.01 will be treated as a "grantor" trust for federal and state income tax purposes and that, as a consequence, such Trust will not be subject to income tax with respect to its income. However, if the Trust should be taxable, the Trustee shall pay all such taxes out of the Trust. All expenses of administering any such Trust shall be a charge against and shall be paid from the assets of such Trust.

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

8.01 Amendment

     (a) The Plan may be amended at any time and from time to time, retroactively or otherwise; however, no amendment shall reduce any vested benefit that has accrued on the effective date of such amendment. Each Plan amendment shall be in writing and shall be approved by the Committee and/or Apache's Board of Directors. An officer of Apache to whom the Committee and/or Apache's Board of Directors has delegated the authority to execute Plan amendments shall execute each such amendment or the Plan document restated to include all such Plan amendment(s).


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     (b)  The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of the laws (including, but not limited to, tax laws and regulations) of countries other than the United States in which the Company may operate, so as to assure the viability of the benefits of the Plan to Participants employed in such countries.

8.02 Successors and Assigns; Termination of Plan

     The Plan is binding upon Apache and its successors and assigns. The Plan shall continue in effect from year to year unless and until terminated by Apache's Board of Directors. Any such termination shall operate only prospectively and shall not reduce any vested benefit that has accrued on the effective date of such termination.

                                   ARTICLE IX
                            STOCK SUBJECT TO THE PLAN

9.01 Number of Shares

     Subject to Section 4.01 and Annex A, and to adjustment pursuant to Section
     9.03 hereof, 350,000 shares of Stock (adjusted to 735,000 shares for (i) the Company's five-percent stock dividend, record date March 12, 2003, paid April 2, 2003, and (ii) the Company's two-for-one stock split, record date December 31, 2003, distributed January 14, 2004) are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and the stockholders of Apache if, in the opinion of counsel for the Company, such stockholder approval is required. Shares of Stock distributed under the terms of the Plan and shares of Stock equal to the number of Stock Units and Deferred Restricted Units credited to Participants' Accounts maintained under the Plan shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. However, shares of Stock represented (a) by any Stock Units related to the deferral of income (i) from the exercise of stock options and/or (ii) from any Other Approved Plan or (b) by any Deferred Restricted Units deferred from the Restricted Stock Plan shall retain their authorization under the applicable stock option plan, under such Other Approved Plan, or under the Restricted Stock Plan, and shall not be applied to reduce the number of shares of Stock remaining available for use under the Plan. Apache, at all times during the existence of the Plan and while any Stock Units and/or Deferred Restricted Units are credited to Participants' Accounts maintained under the Plan, shall retain as Stock in Apache's treasury at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.


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9.02 Other Shares of Stock

     The shares of Stock represented by any Stock Units or any Deferred Restricted Units from dividend amounts that are forfeited, and any shares of Stock that for any other reason are not issued to a Participant or are forfeited, shall again become available for use under the Plan.

9.03 Adjustments for Stock Split, Stock Dividend, Etc.

     If Apache shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a Stock dividend or any other distribution upon such shares payable in Stock, or through a Stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock remaining available for use under the Plan; and (ii) the shares of Stock then represented by Stock Units and Deferred Restricted Units credited to Participants' Accounts maintained under the Plan.

9.04 Dividend Payable in Stock of Another Corporation, Etc.

     If Apache shall at any time pay or make any dividend or other distribution upon the Stock payable in securities or other property (except cash or Stock), a proportionate part of such securities or other property shall be set aside for Stock Units and Deferred Restricted Units credited to Participants' Accounts maintained under the Plan and delivered to any Participant upon distribution pursuant to the terms of the Plan. Prior to the time that any such securities or other property are delivered to a Participant in accordance with the foregoing, Apache shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property which have been set aside by Apache in accordance with this Section are not delivered to a Participant because all or part of his Stock Units and/or Deferred Restricted Units are forfeited pursuant to the terms of the Plan, then the applicable portion of such securities or other property shall remain the property of Apache and shall be dealt with by Apache as it shall determine in its sole discretion.

9.05 Other Changes in Stock

     In the event there shall be any change, other than as specified in Sections
     9.03 and 9.04 hereof, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it


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     shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares (i) remaining available for use under the Plan and/or
     (ii) represented by Stock Units and Deferred Restricted Units credited to Participants' Accounts maintained under the Plan, then such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan.

9.06 Rights to Subscribe

     If Apache shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of Apache or of any other corporation, there shall be reserved with respect to the Stock Units and Deferred Restricted Units credited to Participants' Accounts maintained under the Plan the Stock or other securities which the Participant would have been entitled to subscribe for if immediately prior to such grant the shares of Stock represented by such Stock Units and Deferred Restricted Units had been issued and outstanding. If, at the time of distribution under the terms of the Plan, the Participant subscribes for the additional shares or other securities, the price that is payable by the Participant for such additional shares or other securities shall be withheld from such distribution pursuant to
     Section 5.06 hereof.

9.07 General Adjustment Rules

     No adjustment or substitution provided for in this Article IX shall require Apache to sell or otherwise issue a fractional share of Stock. All benefits payable under the Plan shall be distributed in whole shares of Stock, with any fractional shares paid in cash.

9.08 Determination by the Committee, Etc.

     Adjustments under this Article IX shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                    ARTICLE X
                          REORGANIZATION OR LIQUIDATION

In the event that Apache is merged or consolidated with another corporation and Apache is not the surviving corporation, or if all or substantially all of the assets or more than 20 percent of the outstanding voting stock of Apache is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy
Code) or liquidation of the Company, and if the provisions of Section 9.07 hereof do not apply, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and any Stock Units and Deferred Restricted Units credited to Participants' Accounts maintained under the Plan, either (i) make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any Stock Units and Deferred Restricted Units credited to Participants' Accounts maintained under the Plan by the substitution on a equitable basis of appropriate stock of Apache or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Participants with respect to such Stock Units and Deferred Restricted Units as a result of such substitution or (ii) upon written notice to the Participants, provide that all distributions from the Plan shall be made within a specified number of days of the date of such notice. In the latter event, the Committee shall accelerate the vesting of all unvested Stock Units credited to Participants' Accounts so that (a) all such Stock Units become fully vested and (b) all Stock Units and Deferred Restricted Units are payable prior to any such event.

                                   ARTICLE XI
                                  MISCELLANEOUS

11.01 Funding of Benefits -- No Fiduciary Relationship

     Benefits shall be paid either out of the Trust or, if no Trust is in existence or if the assets in the Trust are insufficient to provide fully for such benefits, then such benefits shall be distributed by the Company out of its general assets. Nothing contained in the Plan shall be deemed to create any fiduciary relationship between the Company and the Participants. Notwithstanding anything herein to the contrary, to the extent that any person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company, except to the extent provided in the Trust Agreement, if any.

11.02 Right to Terminate Employment

     The Company may terminate the employment of any Participant as freely and with the same effect as if the Plan were not in existence.

11.03 Inalienability of Benefits

     No Participant shall have the right to assign, transfer, hypothecate, encumber or anticipate his interest in any benefits under the Plan, nor shall the benefits under the Plan be subject to any legal process to levy upon or attach the benefits for payment for any claim against the Participant or his Spouse. If, notwithstanding the foregoing provision, any Participant's benefits are garnished or attached by the order of any court, the Company may bring an action for declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be distributed pursuant to the Plan. During the pendency of the action, any benefits that become distributable shall be paid into the court, as they become distributable, to be distributed by the court to the recipient it deems proper at the conclusion of the action.

11.04 Claims Procedure

     (a) General. Each claim for benefits shall be processed in accordance with the procedures that may established by the Committee. The procedures shall comply with the guidelines specified in this section. The Committee may delegate its duties under this section.

     (b) Representatives. A claimant may appoint a representative to act on his behalf. The Plan shall only recognize a representative if the Plan has received a written authorization signed by the claimant and on a form prescribed by the Committee, with the following exceptions. The Plan shall recognize a claimant's legal representative, once the Plan is provided with documentation of such representation. If the claimant is a minor child, the Plan shall recognize the claimant's parent or guardian as the claimant's representative. Once an authorized representative is appointed, the Plan shall direct all information and notification regarding the claim to the authorized representative and the claimant shall be copied on all notifications regarding decisions, unless the claimant provides specific written direction otherwise.

     (c) Extension of Deadlines. The claimant may agree to an extension of any deadline that is mentioned in this section that applies to the Plan. The Committee or the relevant decision-maker may agree to an extension of any deadline that is mentioned in this section that applies to the claimant.

     (d) Fees. The Plan may not charge any fees to a claimant for utilizing the claims process described in this section.

     (e) Filing a Claim. A claim is made when the claimant files a claim in accordance with the procedures specified by the Committee. Any communication regarding benefits that is not made in accordance with the Plan's procedures will not be treated as a claim.

     (f) Initial Claims Decision. The Plan shall decide a claim within a reasonable time up to 90 days after receiving the claim. The Plan shall have a 90-day extension, but only if the Plan is unable to decide within 90 days for reasons beyond its control, the Plan notifies the claimant of the special circumstances requiring the need for the extension by the 90th day after receiving the claim, and the Plan notifies the claimant of the date by which the Plan expects to make a decision.

     (g) Notification of Initial Decision. The Plan shall provide the claimant with written notification of the Plan's full or partial denial of a claim, reduction of a previously approved benefit, or termination of a benefit. The notification shall include a statement of the reason(s) for the decision; references to the Plan provision(s) on which the decision was based; a description of any additional material or information necessary to perfect the claim and why such information is needed; a description of the procedures and deadlines for appeal; a description of the right to obtain information about the appeal procedures; and a statement of the claimant's right to sue.

     (h) Appeal. The claimant may appeal any adverse or partially adverse decision. To appeal, the claimant must follow the procedures specified by the Committee. The appeal must be filed within 60 days of the date the claimant received notice of the initial decision. If the appeal is not timely and properly filed, the initial decision shall be the final decision of the Plan. The claimant may submit documents, written comments, and other information in support of the appeal. The claimant shall be given reasonable access at no charge to, and copies of, all documents, records, and other relevant information.

     (i) Appellate Decision. The Plan shall decide the appeal of a claim within a reasonable time of no more than 60 days from the date the Plan receives the claimant's appeal. The 60-day deadline shall be extended by an additional 60 days, but only if the Committee determines that special circumstances require an extension, the Plan notifies the claimant of the special circumstances requiring the need for the extension by the 60th day after receiving the appeal, and the Plan notifies the claimant of the date by which the Plan expects to make a decision. If an appeal is missing any information from the claimant that is needed to decide the appeal, the Plan shall notify the claimant of the missing information and grant the claimant a reasonable period to provide the missing information. If the missing information is not timely provided, the Plan shall deny the claim. If the missing information is timely provided, the 60-day deadline (or 120-day deadline with the extension) for the Plan to make its decision shall be increased by the length of time between the date the Plan requested the missing information and the date the Plan received it.

     (j) Notification of Decision. The Plan shall provide the claimant with written notification of the Plan's appellate decision (positive or adverse). The notification of any adverse or partially adverse decision shall include a statement of the reason(s) for the decision; reference to the plan provision(s) on which the decision was based; a description of the procedures and deadlines for a second appeal, if any; a description of the right to obtain information about the second-appeal procedures; a statement of the claimant's right to sue; and a statement that the claimant is entitled to receive, free of charge and upon request, reasonable access to and copies of all documents, records, and other information relevant to the claim.


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
11.05 Disposition of Unclaimed Distributions

     Each Participant must file with the Company from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant at his last post office address on file with the Company, or if no address is filed with the Company, then at his last post office address as shown on the Company's records, will be binding on the Participant and his Spouse for all purposes of the Plan. The Company shall not be required to search for or locate a Participant or his Spouse.

11.06 Distributions Due Infants or Incompetents

     If any person entitled to a distribution under the Plan is an infant, or if the Committee determines that any such person is incompetent by reason of physical or mental disability, whether or not legally adjudicated an incompetent, the Committee shall have the power to cause the distributions becoming due to such person to be made to another for his benefit, without responsibility of the Committee to see to the application of such distributions. Distributions made pursuant to such power shall operate as a complete discharge of the Company, the Trustee, if any, and the Committee.

11.07 Addresses

     Any notice, form, or election required or permitted to be given under the Plan shall be in writing and shall be given by first class mail, by Federal Express, UPS, or other carrier, by fax or other electronic means, or by personal delivery to the appropriate party, addressed:

     (a) If to the Company, to Apache Corporation at its principal place of business at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400 (Attention: Corporate Secretary) or at such other address as may have been furnished in writing by the Company to a Participant; or

     (b) If to a Participant, at the address the Participant has furnished to the Company in writing.

11.08 Statutory References

     Any reference to a specific section of the Code or other statute shall be deemed to refer to the cited section or to the appropriate successor section.

11.09 Governing Law

     The Plan and all Election Agreements shall be construed in accordance with the Code and, to the extent applicable, the laws of the State of Texas excluding any conflicts-of-law provisions.

Dated: September 15, 2005, effective as of January 1, 2005

ATTEST:                                 APACHE CORPORATION


/s/ Cheri L. Peper                      /s/ Jeffrey M. Bender
-------------------------------------   ----------------------------------------
Cheri L. Peper                          Jeffrey M. Bender
Corporate Secretary                     Vice President, Human Resources

                                     ANNEX A
                    APACHE CORPORATION DEFERRED DELIVERY PLAN
                          STOCK BONUS AWARD PROVISIONS

From time to time, grants of stock bonus awards for specified numbers of Stock Units (each a "Stock Bonus Award") may be made to Participants under the terms of the Plan. Capitalized terms used in this Annex A shall have the meaning set forth in the Plan or herein, as the case may be.

Grants of Stock Bonus Awards shall be made by the Committee or by the Company's Board of Directors or its delegate. The Stock Units covered by each Stock Bonus Award shall be credited to the Participant's Account maintained under the Plan.

In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants to receive Stock Bonus Awards. For each stock Bonus Award, the Committee shall:

     -    specify the date of grant and number of Stock Units granted;

     -    designate the vesting provisions; and

     - establish such other terms and requirements as deemed necessary or desirable and consistent with the Plan.

Each Stock Bonus Award shall be evidenced by a written agreement containing the particular provisions of such award and in such form as the Committee shall determine.

Upon the grant and/or vesting of each Stock Bonus Award, the Participant shall make appropriate arrangements with the Company to provide for the amount of all applicable federal, state and local income and other tax withholding requirements. As used in the Plan, the phrase "income from the grant of a Stock Bonus Award" shall mean the amount calculated by multiplying (a) the number of Stock Units covered by the Stock Bonus Award, times (b) the Fair Market Value of the Stock for the date of grant.

Except as set forth in this Annex A and/or in the applicable written agreement, each Stock Bonus Award and the Stock Units related thereto shall be subject to all other terms and conditions set forth in the Plan.


                                       A-1